EXHIBIT 10. A

EXECUTION COPY

El Paso Corporation

4.99% Convertible Perpetual Preferred Stock

PURCHASE AGREEMENT

April 11, 2005

Banc of America Securities LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
ABN AMRO Rothschild LLC
BNP Paribas Securities Corp.
HVB Capital Markets, Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
Fortis Securities LLC

c/o

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

and

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

      El Paso Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”) 750,000 shares of its 4.99% Convertible Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share, which shall have the rights, powers and preferences set forth in the Certificate of Designations (the “Certificate of Designations”) of 4.99% Convertible Perpetual Preferred Stock (the “Firm Securities”). The Company also proposes to issue and sell at the option of Banc of America Securities LLC and Deutsche Bank Securities Inc. an additional 150,000 shares of its 4.99% Convertible Perpetual Preferred Stock (the “Option Securities” and together with the Firm Securities, the “Securities”) as set forth below.

      The Securities will be convertible into shares of common stock of the Company, par value $3.00 per share (“Common Stock”), in the manner described in the Certificate of Designations. The shares of Common Stock into which the Securities may be converted are referred to herein as the “Underlying Securities”.

      The sale of the Securities and the Underlying Securities will be made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on applicable exemptions from the registration requirements of the Securities Act. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder (the “Offering”) in accordance with Section 3 hereof as soon as they deem advisable.

      In connection with the Offering, the Company has prepared (i) a preliminary Offering Memorandum, dated April 5, 2005 (including the information incorporated by reference therein, the “April 5, 2005 Offering Memorandum”), (ii) a preliminary Offering Memorandum, dated April 8, 2005 (including the information incorporated by reference therein, and together with the April 5, 2005 Offering Memorandum, the “Preliminary Offering Memorandum”), and (iii) a final Offering Memorandum, dated April 11, 2005 (including the information incorporated by reference therein, the “Offering Memorandum”). Each of the Preliminary Offering Memorandum and the Offering Memorandum sets forth or incorporates by reference certain information regarding the Company, the Securities and the Underlying Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the Offering. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date thereof and are not meant to include any amendment or supplement, or any information incorporated by reference therein subsequent to the date thereof, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the Offering Memorandum which is incorporated by reference therein.

      In connection with the Offering , the Company also proposes to enter into a Registration Rights Agreement, to be dated as of the Closing Date (as defined in Section 2(a) hereof), between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each Initial Purchaser as follows:

      (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum; each of the subsidiaries of the Company set forth in Schedule III hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), has been duly incorporated or formed, as the case may be, and is an existing corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with the corporate or other power and authority to own its properties and conduct its business as described in the Offering Memorandum; and each of the Company and its Significant Subsidiaries is duly qualified to transact business as a foreign corporation, limited liability company or limited partnership in good standing in all other jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

      (b) the outstanding equity interests of each of its Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (other than the shares of Series A Preferred Stock of El Paso Tennessee Pipeline Co.) and are owned by the Company or another subsidiary of the Company free and clear of all liens, claims, or adverse interests of any nature, except for the equity interests of ANR Pipeline Company, El Paso Natural Gas Company and Tennessee Gas Pipeline Company that are pledged pursuant to that certain Amended and Restated Security Agreement, dated as of November 23, 2004, among the Company and the other parties thereto;

      (c) the Securities have been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor in accordance with the terms of this Agreement and the Certificate of Designations, the Securities will be validly issued, fully paid and non-assessable, will not be subject to any preemptive or similar rights, and will be convertible at the option of the holders thereof into the Underlying Securities in accordance with the Certificate of Designations;

      (d) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any stockholder of the Company; the Underlying Securities have been duly authorized and reserved, and when issued and delivered upon conversion of the Securities will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Underlying Securities;

      (e) this Agreement has been duly authorized, executed and delivered by the Company, and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

      (f) the Certificate of Designations has been duly authorized by the Company and will be filed with the Secretary of State of the State of Delaware on or before the Closing Date; and the Certificate of Designations conforms in all material respects to the description thereof contained in the Offering Memorandum;

      (g) the Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; and the Registration Rights Agreement conforms to the description thereof contained in the Offering Memorandum in all material respects.

      (h) the Company has an authorized capitalization as set forth in the Offering Memorandum; and all of the Underlying Securities conform to the description thereof contained in the Offering Memorandum in all material respects;

      (i) except, in each case, as described in the Offering Memorandum or as disclosed in the Company’s public filings pursuant to the Securities Act or the Exchange Act, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock;

      (j) the documents incorporated by reference in each of the Preliminary Offering Memorandum and the Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Securities and Exchange Commission (the “Commission”), conformed, or will conform, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and, when read together with the other information in the Preliminary Offering Memorandum or the Offering Memorandum (each, as amended or supplemented, if applicable), as the case may be, at the Closing Date (as defined in Section 2(a) hereof) and at the Option Closing Date (as defined in Section 2(b) hereof), as the case may be, do not and will not include any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (k) each of the Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement thereto, if applicable, at the Closing Date and at the Option Closing Date, as the case may be, do not and will not include any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to statements in or omissions from the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof; and provided, further, that this Section 1(k) shall not apply to any untrue statement of a material fact in, or any omission of a material fact from, the Preliminary Offering Memorandum to the extent such misstatement or omission is corrected in the Offering Memorandum;

      (l) the financial statements incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as otherwise disclosed in the Offering Memorandum, such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

      (m) PricewaterhouseCoopers LLP, who have certified certain of the financial statements included or incorporated by reference in the Offering Memorandum, are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder;

      (n) except as disclosed in the Offering Memorandum and the documents incorporated by reference therein, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Significant Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated;

      (o) except as disclosed in the Offering Memorandum, the Company and its Significant Subsidiaries have good and indefeasible title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the Offering Memorandum, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them;

      (p) except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements incorporated by reference in the Offering Memorandum, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the financial condition, business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”);

      (q) neither the Company nor any of its Significant Subsidiaries is or, with the giving of notice or lapse of time or both, will be, (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, or to which the Company or any Significant Subsidiary or their respective properties are bound (collectively, “Contracts”), (iii) in default in the performance of any obligation, agreement, covenant or condition contained in the $3,000,000,000 Amended and Restated Credit Agreement, dated as of November 23, 2004, among the Company, certain subsidiaries of the Company party thereto and the lenders party thereto (the “Credit Agreement”), and except in the case of the foregoing clause (ii) for any such defaults as would not, individually or in the aggregate, have in a Material Adverse Effect;

      (r) the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, the issuance and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the issuance by the Company of the Underlying Securities, and the Company’s compliance with the Certificate of Designations will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, (ii) any Contract, (iii) the Credit Agreement, or (iv) the charter, bylaws or similar organizational documents of the Company or any such Significant Subsidiary, except in the case of the foregoing clauses (i) and (ii) for any such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Registration Rights Agreement in any material respect;

      (s) the Company and each of its Significant Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect;

      (t) neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action intended to cause or result in the stabilization or manipulation of the price of the Securities;

      (u) except for (i)the filing of the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement), (ii) the filing of the Certificate of Designations with the Delaware Secretary of State, (iii) the Commission’s declaration that the Shelf Registration Statement has been declared effective, (iv) compliance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) and (v) such actions as shall be required or advisable to qualify the Securities under state securities or “Blue Sky” laws, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby or thereby;

      (v) the Company is not and, after giving effect to the Offering, the sale of the Securities and the application of the net proceeds therefrom, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the applicable rules and regulations thereunder;

      (w) except as disclosed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, the Company is not aware of any (i) failure on its part to maintain effective disclosure controls and procedures and internal control over financial reporting, each as defined in Rule 13a-15 under the Exchange Act, (ii) material weakness (as described in Auditing Standard No. 2 promulgated by the Public Company Accounting Oversight Board) in the Company’s internal control over financial reporting (whether or not remediated) or (iii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

      (x) except as disclosed in the Offering Memorandum or the documents incorporated by reference therein, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances, the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates or, to the knowledge of the Company, previously owned or operated any real property contaminated with any substance that is subject to any environmental laws, or is liable for any off-site disposal or contamination pursuant to any environmental laws, except for any such violations, contaminations, liabilities or claims as would not, individually or in the aggregate, have a Material Adverse Effect;

      (y) the Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect;

      (z) there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described by the Company in its Annual Report on Form 10-K/A for the year ended December 31, 2004 pursuant to Item 404 of Regulation S-K under the Securities Act which have not been described as required;

      (aa) neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act;

      (bb) none of the Company or any of its subsidiaries (other than the Initial Purchasers in connection with the transactions contemplated by this Agreement, about which no representation is made by the Company) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Securities or the Underlying Securities in a manner that would require registration under the Securities Act of the Securities or the Underlying Securities;

      (cc) neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities or the Underlying Securities;

      (dd) the Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act;

      (ee) the Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act;

      (ff) the purchase and sale of the Securities pursuant hereto (including the Initial Purchasers’ proposed offering of the Securities on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof) and the conversion of the Securities into the Underlying Securities in accordance with the terms of the Certificate of Designations is exempt from the registration requirements of the Securities Act;

      (gg) the Company is in compliance with Section 402 of the Sarbanes-Oxley Act of 2002, as it relates to loans, in all material respects and has made all certifications required to be made pursuant to Section 302 and Section 906 of such Act; and

      (hh) no holder of securities of the Company (other than the Registrable Securities (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

      2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

      (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell to the several Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the Firm Securities set forth opposite each Initial Purchaser’s name in Schedule I hereto at a purchase price of $965.00 per share (the “Purchase Price”). Each Security will be convertible into shares of Common Stock in the manner provided in the Certificate of Designations and at the conversion rate set forth in the Certificate of Designations (the “Conversion Rate”), which Conversion Rate is subject to adjustment in certain events as provided in the Certificate of Designations. Delivery of and payment for the Firm Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 9:30 A.M., New York City time, on the fourth full business day following the date of this Agreement, or at such other place, time or date not later than five business days following the date of this Agreement as the Initial Purchasers and the Company may agree upon. Such time and date of delivery against payment are herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

      (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Banc of America Securities LLC and Deutsche Bank Securities Inc. (“the Representatives”) to purchase, severally and not jointly, for their own respective accounts, the Option Securities at the Purchase Price set forth in Section 2(a) hereof. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time and from time to time within 30 days after the date of this Agreement by the Representatives to the Company, setting forth the number of Option Securities as to which the Representatives are exercising the option and the time and date for delivery of and payment for such Option Securities. The time and date for delivery of and payment for such Option Securities shall be determined by the Representatives but shall not be later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. On each Option Closing Date, each Representative agrees, severally and not jointly, to purchase one-half of the total number of Option Securities to be purchased on such Option Closing Date.

      3. OFFERING BY THE INITIAL PURCHASERS.

      (a) It is understood that the Initial Purchasers will offer and sell the Securities in accordance with this Section as soon as the Initial Purchasers deem it advisable to do so. The Securities are to be initially offered at an offering price of $975.00 per share. The Initial Purchasers may from time to time thereafter change the price and other selling terms.

      (b) Each of the Initial Purchasers and its selling affiliates represents and warrants to the Company that it is an accredited investor within the meaning of Regulation D under the Securities Act.

      (c) Each Initial Purchaser understands and acknowledges that the Securities and the Underlying Securities have not been and will not be registered under the Securities Act (except as contemplated by the Registration Rights Agreement) and may not be offered or sold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, each Initial Purchasers agrees that it will offer and sell the Securities only to persons that it reasonably believes to be qualified institutional buyers as defined in Rule 144A under the Securities Act.

      (d) Each Initial Purchaser agrees that neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

      4. COVENANTS OF THE COMPANY.

      The Company covenants and agrees with the Initial Purchasers that:

      (a) The Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, until the earlier of (x) nine months after the date hereof and (y) the completion of the resale of the Securities by the Initial Purchasers (as notified by the Initial Purchasers to the Company), as many copies of the Preliminary Offering Memorandum and Offering Memorandum, any documents incorporated by reference therein and any supplements or amendments thereto as they may reasonably request.

      (b) The Company will not amend or supplement the Offering Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, unless the Initial Purchasers previously have been advised of and furnished with a copy of such amendment or supplement within a reasonable period of time prior to the date of such amendment or supplement and the Initial Purchasers shall have given their consent to such amendment or supplement. If, prior to the date on which all of the Securities have been sold by the Initial Purchasers, any event shall occur as a result of which the Initial Purchasers reasonably conclude that any amendment or supplement to the Offering Memorandum is necessary in order to correct a material misstatement in or omission from the Offering Memorandum (or is necessary to comply with applicable law or to make the statements therein, in the light of the circumstances under which they were made, not misleading), then the Company shall use its commercially reasonable efforts forthwith to prepare and furnish, at the expense of the Company, an appropriate amendment or supplement. The Company will advise the Initial Purchasers of the time when any amendment or supplement to the Offering Memorandum has been made or when any document filed under the Exchange Act which is incorporated by reference in the Offering Memorandum has been filed with the Commission and will provide evidence satisfactory to the Initial Purchasers of each such amendment, supplement or filing.

      (c) The Company will cooperate with the Initial Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (i) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or (ii) subject itself to taxation in respect of doing business in any jurisdiction where it is not currently subject to taxation.

      (d) The Company will not, without the prior written consent of the Representatives, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or enter into any Hedging Transaction (as defined below) relating to the Common Stock for a period from the date hereof until and including the date that is 90 days after the date of the Offering Memorandum. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon conversion of the Securities pursuant to the terms of the Certificate of Designations, (iii) shares of capital stock issued pursuant to stock option and other compensatory arrangements existing on the date of the Offering Memorandum, and (iv) the sale by the Company’s pension plan of up to 4,572,128 shares of Common Stock after the filing by the Company of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

      (e) The Company will not, nor will it permit any of its controlled affiliates to, resell any Securities that have been acquired by any of them.

      (f) Except as contemplated by the Registration Rights Agreement, none of the Company, any of its controlled affiliates or any person acting on its behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act.

      (g) None of the Company, any of its controlled affiliates or any person acting on its behalf will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities in the United States.

      (h) So long as any of the Securities or the Underlying Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to or in compliance with Section 13 or 15(d) of the Exchange Act or exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

      (i) The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to arrange to have the Securities be designated by the Nasdaq Stock Market, Inc. as PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

      (j) The Company will use its commercially reasonable efforts to cause the Underlying Securities to be approved for supplemental listing on the New York Stock Exchange on or prior to the Closing Date and to ensure that the Underlying Securities remain authorized for listing following the Closing Date.

      (k) The Company shall apply the net proceeds of its sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Offering Memorandum.

      (l) The Company shall not invest, or otherwise use, the net proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an “investment company” under the Investment Company Act.

      (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock.

      (n) Until the earlier of (x) the three-year anniversary of the Closing Date and (y) the date that no Securities remain outstanding, the Company will furnish to the Representatives and, upon request, and to the extent not available through the Commission’s EDGAR system, to each of the other Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Company’s annual report to stockholders for such year; and the Company will furnish to the Representatives and, upon request, and to the extent not available through the Commission’s EDGAR system, to each of the other Initial Purchasers, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to holders of the Securities or any securities of the Company that have been registered under Section 12 of the Exchange Act.

      5. COSTS AND EXPENSES.

            The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company;

the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as reasonably requested by, the Initial Purchasers copies of the Preliminary Offering Memorandum and the Offering Memorandum and any supplements or amendments thereto and the printing and production of all other documents connected with the transactions contemplated herein (including this Agreement, the Certificate of Designations, the Registration Rights Agreement and any other related agreements); the listing fee of the New York Stock Exchange; the expenses arising from having the Securities designated as eligible for trading in the PORTAL market; the expenses associated with the preparation, issuance and delivery to the Initial Purchasers of the Securities; and the expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, incurred in connection with the qualification of the Securities under state securities or “Blue Sky” laws. The Company shall not, however, be required to pay for any of the Initial Purchasers’ expenses (other than those related to qualification under state securities or “Blue Sky” laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Initial Purchasers pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Initial Purchasers, the Company shall reimburse the Initial Purchasers for their reasonable out-of-pocket expenses, including fees and disbursements of Davis Polk & Wardwell, counsel for the Initial Purchasers, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Initial Purchasers for damages on account of loss of anticipated profits from the sale by the Initial Purchasers of the Securities. Subject to the preceding sentence, each party, including the Company, on the one hand, and the Initial Purchasers, on the other, will pay its own expenses in connection with attending or hosting meetings with prospective purchasers of the Securities from the Initial Purchasers, including the costs attributable to the use of a private airplane to attend such meetings to the extent one is so used.

      6. CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASERS.

      The obligation of the Initial Purchasers to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

      (a) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of

Andrews Kurth LLP, special counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers and substantially in the form attached as Exhibit A hereto.

      (b) The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Robert W. Baker, Executive Vice President and General Counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers and substantially in the form of Exhibit B hereto.

      (c) The Initial Purchasers shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Davis Polk & Wardwell, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Davis Polk & Wardwell shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

      (d) The Initial Purchasers shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating that in their opinion the financial statements and schedules of the Company examined by them and incorporated by reference in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the respective related published rules and regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum.

      (e) The Initial Purchasers shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Financial Officer and one additional executive officer of the Company who is knowledgeable about the Company’s financial matters to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, to the best of his or her knowledge after reasonable investigation:

      (i) the representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects (except for those representations and warranties as are qualified by materiality, which are true and correct in all respects) as of the Closing Date or the Option Closing Date, as the case may be;

      (ii) he or she has carefully examined the Offering Memorandum (including the documents of the Company incorporated by reference therein) and, in his or her opinion, as of the Closing Date or Option Closing Date, as the case may be, the statements contained in the Offering Memorandum (including the documents of the Company incorporated by reference therein) with respect to the Company are true and correct in all material respects, and with respect to the Company such Offering Memorandum (including the documents of the Company incorporated by reference therein) does not omit to state a material fact required to be stated therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (iii) since the respective dates as of which information is given in the Offering Memorandum, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; and

      (iv) the Company has, in all material respects, performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be.

      (f) The Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably have requested.

      (g) The Underlying Securities shall have been approved for supplemental listing, subject to official notice of issuance, on the New York Stock Exchange and the Securities shall have been designated as PORTAL-eligible securities.

      (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities or the rating of any of the Company’s subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

      (i) The Registration Rights Agreement shall have been executed and delivered by all the parties thereto.

      (j) The Company shall have caused each officer and director of the Company set forth in Schedule II hereto to furnish to the Representatives, on or prior to the date of this agreement, a letter or letters, in substantially the form attached as Exhibit C hereto, and such letter or letters shall be in full force and effect.

      (k) The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

      (l) The Initial Purchasers shall have received letters, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers, from Ryder Scott Company, L.P., independent petroleum engineers for the Company, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers.

      The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchasers.

      If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the Initial Purchasers may terminate their obligations hereunder by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

      In such event, the Company and the Initial Purchasers shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

      7. INDEMNIFICATION.

      (a) The Company agrees:

      (i) to indemnify and hold harmless each Initial Purchaser and the affiliates, directors, officers, agents, representatives and employees of each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Initial Purchaser or any such affiliate, director, officer, agent, representative, employee or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any failure by the Company to perform its obligations under Section 4 hereof (provided that the Company shall not be liable under this clause (z) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such failure was attributable to the gross negligence or willful misconduct of the Initial Purchasers); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any Preliminary Offering Memorandum, the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof; and provided, further, that the Company will not be liable to any Initial Purchaser or any person controlling such Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum that is corrected in the Offering Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Initial Purchaser but was not sent or given a copy of the Offering Memorandum (as amended or supplemented), unless such failure to deliver the Offering Memorandum (as amended or supplemented) was a result of noncompliance by the Company with Section 4 hereof; and

      (ii) to reimburse each Initial Purchaser and each such affiliate, director, officer, agent, representative and employee and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Initial Purchaser, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating or defending or appearing as a third-party witness in connection with any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Offering, whether or not such Initial Purchaser or any such controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that such Initial Purchaser was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Initial Purchaser will promptly return all sums that had been advanced pursuant hereto.

      (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser specifically for use in the preparation thereof, it being understood and agreed that the only such information consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the table in the first paragraph, the eighth paragraph and the ninth paragraph, in each case under the caption “Plan of Distribution.”. This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense of and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of any and all claims that are the subject matter of such action or proceeding and (y) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Initial Purchasers shall not be required to contribute any amount in excess of the discounts and commissions applicable to the Securities purchased by the Initial Purchasers and (ii) no person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) In any proceeding relating to any Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

      (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers or any affiliate, director, officer, agent, representative or employee of any Initial Purchaser or any person controlling the Initial Purchasers, the Company, any director or officer of the Company or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser or any affiliate, director, officer, agent, representative or employee of the Initial Purchasers or any person controlling any Initial Purchaser, or to the Company, any director or officer of the Company or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

      8. NOTICES.

            All communications hereunder shall be in writing and, except as otherwise provided herein, shall be mailed, delivered, telecopied, faxed or telegraphed and confirmed as follows: if to the Initial Purchasers, c/o Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019; Attention: Syndicate Department, Fax: (212) 933-2217 and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; Attention: Syndicate, Fax: (212) 797-9344, with a copy to Attention: General Counsel, Fax: (212) 797-4564, and; if to the Company, to El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, Attention: Robert W. Baker, Executive Vice President and General Counsel, Fax: (713) 420-5043, with a copy to Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attention: G. Michael O’Leary, Fax: (713) 238-7130.

      9. TERMINATION.

      (a) This Agreement may be terminated by the Initial Purchasers by notice to the Company at any time prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the date as of which information is given in the Offering Memorandum, any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the sole judgment of the Initial Purchasers, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Initial Purchasers materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Initial Purchasers has a material adverse effect on the securities markets in the United States; or

      (b) as provided in Section 6 of this Agreement.

      10. DEFAULTING INITIAL PURCHASERS.

      (a) If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date.

      (b) If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory and arrangements satisfactory to the Company for the purchase of the Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company, except to the extent provided in Sections 5, 7 and 12. If arrangements satisfactory to the Company for the purchase of the Firm Securities are made within 36 hours after such default, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchasers from liability in respect of any default of such Initial Purchasers under this Agreement.

      11. SUCCESSORS.

            This Agreement has been and is made solely for the benefit of the Initial Purchasers and the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from the Initial Purchasers shall be deemed a successor or assign merely because of such purchase.

      12. MISCELLANEOUS.

            The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Initial Purchasers in accordance with its terms.

Very truly yours, EL PASO CORPORATION
By:	/s/ John Hopper
	Name:	John Hopper
	Title:	Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
Acting as Representatives of the several Initial Purchasers named in the attached Schedule I

BANC OF AMERICA SECURITIES LLC

By:	/s/ Vincent T. Cubbage Name: Vincent T. Cubbage Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Michael V. Johnson Name: Michael V. Johnson Title: Managing Director

By:	/s/ Joel D. Foote Name: Joel D. Foote Title: Managing Director

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